Exhibit 4.28
REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].

Business Solutions for your Needs
Client: PAGSEGURO INTERNET S.A.	Corporate Taxpayers’
Registry No. (CNPJ): 08.561.701/0001-01

Service Provider: COMPASSO TECNOLOGIA LTDA	Corporate Taxpayers’
Registry No. (CNPJ): 07.654.824/0001-24

Project Name: PagSeguro – Data Specialists.

Agreement No.: 2735/19	Service Agreement No.: 05
This Service Agreement is governed by the above-mentioned Service Agreement, which was executed between PAGSEGURO INTERNET S.A and COMPASSO TECNOLOGIA LTDA on July 15, 2019.
Scope:
This Service Agreement provides for the allocation of a Squad of professionals with skills to develop software, working in an agile dynamic, as per the work model used by PagSeguro.
The team shall be comprised by a senior data engineer working full-time and our internal Data Evangelist working part-time (50%).
Detailed scope of the services, as well as the items outside the scope are described in document named TECHNICAL|BUSINESS PROPOSAL: PS-20191016-DATSPC-v2 which was initialed by the parties and is an integral part hereof as an Exhibit attached hereto.
Compensation:
a)Monthly non-cumulative baseline equivalent to 264 hours of work during business hours: [*****].
•Baseline is accounted for regardless of monthly consumption, thus ensuring the availability of capacity for the project.
b)Additional hours to the baseline shall be measured and charged as per the ratecard shown below:

Baseline						Amount of Additional Hour of Work
Employee Profile	# of Employees	Location	Hours/Month	Rate/hour	Monthly Investment (Baseline)	Stand-by	Overtime	Night shift from 10 p.m. to 6 a.m.	Night shift overtime
Data & Analytics Expert	0.5	SP	88	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Senior Data Engineer	1	RS	176	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
	1.5		264		[*****]
						% of Hourly Rate	Amount of Additional Hour of Work
						Stand-by	Overtime	Night shift from 10 p.m. to 6 a.m.	Night shift overtime
						[*****]	[*****]	[*****]	[*****]
[*****] Confidential information redacted

Business Solutions for your Needs
Premises and requirements:
All premises and requirements are described in the above-mentioned document named TECHNICAL/BUSINESS PROPOSAL: PS-20191016-DATSPC-v2.
Place where services will be provided:
The activities will be performed at Compasso’s Delivery Center in Rio Grande do Sul, and also, on special occasions and as necessary, at the Client’s headquarters.
Period in which services will be provided:
All activities that have not been specified as 24x7 shall be carried out during business hours. Business hours means the period from 07:00 am to 07:00 pm, GMT -3 (Brasília Time Zone), from Monday to Friday, except holidays.
All of Compasso’s employees strictly comply with all Brazilian Labor Laws (CLT), especially concerning mandatory lunch break and overtime limit.
Travel expenses:
Travel expenses are not included in the price and shall be reimbursed to Compasso upon submission of expense report, together with a Debit Note and payment instructions, provided that those expenses are previously notified and authorized by PagSeguro by e-mail, pursuant to the terms and limitations set forth in its policies in force.
Travel expenses refer to transportation, meals, insurance, and accommodation, as established below:

Travel expense policy

Daily amount for meals in the Southeastern Region	[*****]
Hotel - 3 Star Executive Category
Air tickets - Cheapest ticket at the determined time Insurance - For trips abroad
Commuting by land
Corporate taxi/Uber rate upon receipt
Intermunicipal bus when needed
Trips/Commuting during business hours

**In case of change to the daily meal amount in the Travel Expense Policy, it shall be notified to the Client by e-mail and formalized in an amendment hereto.

[*****] Confidential information redacted

Business Solutions for your Needs
Payment condition:
➢ Baselines shall be issued until the 10th day of the month in which the service was provided, plus any additional amounts from the previous month, as applicable;
➢ All invoices shall be due within 30 days as from its issuance date;
Notes:
•All levied taxes are included in the above-mentioned rates, namely: taxes on services of any nature (ISSQN) (2%), social integration program (PIS) (0.65%), and contribution to social security financing (COFINS) (3%), for invoices billed in Brazil;
•Compasso shall issue Invoices from the unit performing the services, and it may use its branches in order to do so;
•In the event activities are performed outside the scope of the agreement and are not provided in the additional provisions herein, they shall be previously agreed between the Client and Compasso, and will be the subject matter of a specific Service Agreement;
•All transactions concerning this Agreement shall be billed in Brazilian currency (BRL).
•Except upon prior notice as provided herein, at the end of the term, the services herein described shall be automatically renewed under the same conditions.
•As per contractual provision, the rates herein presented shall be adjusted for inflation every 12 months by the Extended National Consumer Price Index (IPCA).
Other conditions:
All other terms and conditions in the above-mentioned Service Agreement shall apply to the Services.
The following are an integral part hereof:
Exhibit I - TECHNICAL|BUSINESS PROPOSAL: PS-20191016-DATSPC-v2
In case of any discrepancy between the terms and conditions herein and the above-mentioned proposals, the provisions set forth in this Service Agreement shall prevail.
Commencement of Activities: 2 weeks from the approval of the Business Proposal.
Effectiveness: 03 months

Business Solutions for your Needs
Type of project: Dedicated SQUAD
IN WITNESS WHEREOF, the Parties have executed this Agreement in two (2) counterparts, same in form and content, in the presence of the undersigned witnesses.
São Paulo, January 09, 2020.
Parties:
PAGSEGURO INTERNET S.A

-DocuSigned by: /s/ Wagner Chagas Feder	-DocuSigned by: /s/ Artur Gaulke Schunck

Title:	Title:
COMPASSO TECNOLOGIA

-DocuSigned by: /s/ Renato Bertozzo Duarte	-DocuSigned by: /s/ Cleyton de Almeida Ferreira

Title:	Title:
Witnesses:

1. –DocuSigned by: /s/ Claudio Moreira Faria Sobrinho	2. –DocuSigned by: /s/ [signature illegible]

CPF No.:	CPF No.:

Business Solutions for your Needs
EXHIBIT 1

TECHNICAL|BUSINESS PROPOSAL PS-20191016-DATSPC-v2

TECHNICAL|BUSINESS PROPOSAL
PagSeguro – Data Specialists
November 18, 2019
Proposal number: PS-20191016-DATSPC-v2

Initial provisions
•All information herein about products, services, images, graphic layouts and intellectual content are owned by COMPASSO or by its relevant contractors. Copies are only permitted for the internal use of PagSeguro, and may not be used as source of information to third parties. All information provided to COMPASSO shall not be disclosed nor used in other projects, except as otherwise authorized in writing by both parties;
•The content hereof includes ideas and material owned by COMPASSO, and it must be solely used for the evaluation of such proposal;
•This material may not be accessed by persons who are not directly related to the client and to the evaluation of the proposal under discussion;
•The same terms are also to be applied for information obtained at meetings and documents received from the client and used by COMPASSO in order to create this proposal.
•No part of this document may be reproduced in other documents and/or presentations without the express and written authorization from COMPASSO.

TECHNICAL PROPOSAL

Scope
•This proposal has defined scope and term, and the purpose of serving the needs of PagSeguro concerning its Data Lake, through the creation of a solution and building of models presenting practices to be followed by the engineering team. The scope herein will be achieved limited to the following epics:
•The team shall be comprised by a senior data engineer working full-time and our internal Data Evangelist working part-time (50%);
•The team will work on business hours, from Monday to Friday, from 7 am to 7 pm (except during holidays);
•The team assigned to this squad will be working part of the time in person from PagSeguro’s facilities, in the city of São Paulo, State of São Paulo, and the other part of the time at Compasso’s Delivery Centers;
•This team has a weekly work load of 40 hours.

Scope
Epic #1 – Data Files
Processing of data batch or stream submitted as avro file to Kafka, for versioning, merging, formatting (parquet) and partitioning of files in a layer specific for data analysis within cloud storage.
Goals
•To remove the need of copying the data into Redshift storage;
•To turn the data layer independent from the search engines;
•To implement a life cycle/cooling of data in order to reduce costs.

Scope
Epic #2 – Data Catalog
Creation of a centralized data catalogue to be used as metastore by the query engines (Presto, Hive, Spark SQL, Impala, Redshift Spectrum, Athena, etc.) using SQL language to query data within cloud storage.
Goals
•To create a semantic layer to access cloud storage data
•To enable management of access to data through grants to the cloud storage’s drivers

Scope
Epic #3 – Maintenance
Contingency flows, integrity assurance process and data consistency in the analytical layer of the Data Lake, processing buffer and log engineering (repository and availability for query).
Goals
•To design active monitoring mechanics - it does not include the design of all required warnings and dashboards;
•To design failure tolerance mechanisms for Kafka’s data capture process and availability for consumption.

Process and Deliverables
•The purpose of this work is to create an analytical data solution, based on a Data Lake with the following characteristics:
•Data Centric
•Elastic, secure, reliable and with the best cost performance
•Easy to add new data producers and consumers
•The purpose of the experts is to build templates on how each piece shall be implemented by the engineers;
•The experts’ work will follow the stages below:
1.Based on the epics defined herein, they will determine the product backlog;
2.They will prioritize backlog items in 2-week sprints (together with PagSeguro’s PO)
3.For each sprint
a.They will come up with a solution for the issue
b.They will build a solution template
c.They will define the set of usage and development practices to be adopted by the engineers

Schedule

Notes:
•Each epic shall be divided into N sprints, as per the schedule above. Definition of deliverables shall be defined in the planning for each sprint;	•At the end of each sprint, one (or multiple) prototypes will be delivered to be used as template for the engineering team for the developments;
•Before the start of each sprint, the backlog may be changed or reclassified;	•Implementation of the development may be escalated by assigning more data engineers.
•The evangelist will be working on the development during the sprints of the first epic; for the other epics, he will work as advisor;

Premises
•All accesses needed in order to perform the work from PagSeguro’s office in São Paulo/SP, or from Compasso’s DCs, shall be granted to the members of the team by PagSeguro;
•The deliverables of this work are about solution designs and creation of templates of the practices to be adopted. Therefore, some of the items from the solution will be limited to only a few objects (e.g., charts), requiring their replication by the data engineering team;
•We recommend that, during the execution of the sprints from the first epic, the Data Engineer who is part of the team is assigned to the headquarters of PagSeguro.

BUSINESS PROPOSAL

Team Structure - Business Planning

•The team will be assigned within 2 weeks as from the approval of the business proposal.
•The chart below shows its structure, which is considered as the monthly baseline:

# of Employees	Employee Profile	Knowledge
0.5	Data & Analytics Expert
Understanding the needs concerning data life cycle and creation of cloud engineering solutions (AWS) in order to meet those needs. Person in charge of finding ways to overcome challenges inherent to a Big Data context, ensuring reliability, security, performance, and a manageable cost.

1	Senior Data Engineer	Person in charge of the development of the Expert’s ideas.

Investment
Below please find the business proposal based on the profile of employees mapped to be part of the team proposed herein:

Employee Profile	# of Employees	Monthly gross rate per profile
Data & Analytics Expert	0.5	[*****]
Senior Data Engineer*	1	[*****]
Monthly gross rate	1.5	[*****]

CONSIDERATIONS:
•The amounts are presented in Reais;
•All taxes are included in the above-mentioned rates, namely: taxes on services of any nature (ISSQN) (2%), social integration program (PIS) (0.65%), and contribution to social security financing (COFINS) (3%);
•The rates above take into account the assignment of the team for 3 months.

* working at Compasso’s Delivery Center

[*****] Confidential information redacted

Investment	Overtime Night shift hour Night shift overtime 10 pm to 6 am

DrillDown Additional Hours

Baseline						Amount of Additional Hour of Work
Employee Profile	# of Employees	Location	Hours/Month	Rate/hour	Monthly Investment (Baseline)	Stand-by	Overtime	Night shift from 10 p.m. to 6 a.m.	Night shift overtime
Data & Analytics Expert	0.5	SP	88	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Senior Data Engineer	1	RS	176	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
	1.5		264		[*****]
						% of Hourly Rate	Amount of Additional Hour of Work
						Stand-by	Overtime	Night shift from 10 p.m. to 6 a.m.	Night shift overtime
						[*****]	[*****]	[*****]	[*****]
•Calculation is made on the month after services were provided
•Charge upon submission of report and approval by the Client

[*****] Confidential information redacted

Travel Policy

Travel expense policy

Daily amount for meals in the Southeastern Region	[*****]
Hotel - 3 Star Executive Category
Air travel - Cheapest ticket at the defined time
Insurance - For trips abroad
Commuting by land
Corporate taxi/Uber rate upon receipt
Intermunicipal bus when needed
Trips/Commuting during business hours

**In case of change to the daily meal amount in the Travel Expense Policy, it shall be notified to the Client by e-mail and formalized in an amendment hereto.
•Calculation is made on the month after the trip
•Charge upon submission of report and approval by the Client

[*****] Confidential information redacted

Business Conditions
•Billing related to the monthly baseline herein shall be performed under the CNPJ (corporate taxpayer number) of Compasso Tecnologia Ltda;
•Rates will be billed on a monthly basis, and the Service Invoice shall be issued until the 5th business day of the month of service, pursuant to the monthly fixed baseline presented herein;
•Any overtime in the period shall be included in the invoice for the subsequent period;
•Payment shall be due within 30 days as from the issuance of Invoice;
•Rates are for full-time allocation of the employees listed herein, working during business hours. Overtime is subject to the increases provided by the Brazilian Labor Law (CLT);
•The rates presented herein are effective for 12 months, and they shall be annually adjusted based on the IPCA accumulated for the period;
•Logistics expenses for the work of Compasso’s employees (assigned at Compasso’s Delivery Centers), at PagSeguro’s headquarters, shall be borne by the client and billed through a Debit Note issued by Compasso Tecnologia LTDA, following all of Compasso’s Expense Policies;
•Ratification shall be performed through the execution of a service agreement linked to the master agreement between the parties;
•This proposal is effective for 30 days as from its date of issuance.

INNOVATION CHALLENGES TO

BUSINESS

TRANSFORMATION

INNOVATION

Service Agreement

Client: PAGSEGURO INTERNET S.A.	Corporate Taxpayers’ Registry No. (CNPJ): 08.561.701/0001-01
Service Provider: COMPASSO TECNOLOGIA LTDA.	Corporate Taxpayers’ Registry (“CNPJ”): 07.654.824/0001-24
Project: Commercial BU Planning
Agreement No.: 2735/19	SA No.: 19

This Service Agreement is governed by the above-mentioned Service Agreement, which was executed between PAGSEGURO INTERNET S.A and COMPASSO TECNOLOGIA LTDA on July 15, 2019.
SCOPE
The scope of this proposal provides for the allocation of a Squad of professionals with skills to develop software, working in an agile dynamic, as per the work model used by PagSeguro.
Detailed scope of the services, as well as the items outside the scope are described in the document named TECHNICAL|BUSINESS PROPOSAL: PagSeguro Commercial BU Planning PROPOSAL PS-20208026-V1 dated 09/25/2020, which was initialed by the parties and is an integral part hereof as an Exhibit attached hereto.
COMPENSATION
a)Monthly non-cumulative baseline equivalent to 704 hours of work during business hours: [*****] . Billing for the first month shall charge the amount on a pro rata basis since the commencement of activities.
•Baseline is accounted for regardless of the monthly consumption, thus ensuring the availability of capacity for the project.

Baseline
Employee Profile	# of Employees	Hours/Month	Rate/hour	Monthly Investment (Baseline)
Senior Data Engineer	2	176	[*****]	[*****]
Data Engineer	2	176	[*****]	[*****]
		704		[*****]
*Amounts in Reais (R$)

b)Additional hours to the baseline shall be measured and charged as per the ratecard shown below:

Baseline	Amount of Additional Hour of Work					Percentage of Additional Hour of Work
Employee Profile	Rate/hour	Stand-by	Overtime	Night shift from 10 p.m. to 6 a.m.	Night shift overtime	Stand-by	Overtime	Night shift from 10 p.m. to 6 a.m.	Night shift overtime
Senior Data Engineer	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Data Engineer	[*****]	[*****]	[*****]	[*****]	[*****]
*Amounts in Reais (R$)

[*****] Confidential information redacted

PREMISES AND REQUIREMENTS
All premises and requirements are described in the above-mentioned Business Proposal.
PLACE WHERE THE SERVICES WILL BE PROVIDED:
The activities will be performed at Compasso’s Delivery Center, and also, on special occasions and as necessary at the Client’s headquarters.
TIME OF SERVICE PROVISION
All activities that have not been specified as 24x7, shall be carried out during business hours. Business hours means the period from 07:00 am to 07:00 pm, GMT -3 (Brasília Time Zone) from Monday to Friday, except holidays.
All of Compasso’s employees strictly comply with all Brazilian Labor Laws (CLT), especially concerning mandatory lunch break and overtime limit.
TRAVEL EXPENSES
Travel expenses are not included in the price and shall be reimbursed to Compasso upon submission of expense report, together with a Debit Note and payment instructions, provided that those expenses are previously notified and authorized by PagSeguro by e-mail, pursuant to the terms and limitations set forth in its policies in force.
Travel expenses refer to transportation, meals, insurance, and accommodation, as established below:

Travel expense policy
Daily amount for meals in the Southeastern Region	[*****]
Hotel - 3 Star Executive Category
Air tickets - Cheapest ticket at the determined time
Insurance - For trips abroad
Commuting by land
Corporate taxi/Uber rate upon receipt
Intermunicipal bus when needed
Trips/Commuting during business hours
**In case of change to the daily meal amount in the Travel Expense Policy, it shall be notified to the Client by e-mail and formalized in an amendment hereto.

[*****] Confidential information redacted

PAYMENT CONDITION:
➢ Baselines shall be issued until the 5th day of the month after the service was provided, plus any additional amounts, as applicable;
➢ All invoices shall be due within 30 days as from its issuance date;
NOTES
•All levied taxes are included in the above-mentioned rates, namely: taxes on services of any nature (ISSQN) (2%), social integration program (PIS) (0.65%), and contribution to social security financing (COFINS) (3%), for invoices billed in Brazil;
•Compasso shall issue Invoices from the unit performing the services, and it may use its branches in order to do so;
•In the event activities are performed outside the scope of the agreement and are not provided in the additional provisions herein, they shall be previously agreed between the Client and Compasso, and will be the subject matter of a specific Service Agreement;
•All transactions concerning this Agreement shall be billed in Brazilian currency (BRL).
•Except upon prior notice as provided herein, at the end of the term, the services herein described shall be automatically renewed under the same conditions;
•As per contractual provision, the rates herein presented shall be adjusted for inflation every 12 months by the Extended National Consumer Price Index (IPCA).
OTHER CONDITIONS
All other terms and conditions in the above-mentioned Service Agreement shall apply to the Services.
The following are an integral part hereof:
Exhibit I - TECHNICAL|BUSINESS PROPOSAL: PagSeguro Commercial BU Planning PROPOSAL PS-20208026-V1 dated 09/25/2020.
In case of any discrepancy between the terms and conditions herein and the above-mentioned proposal, the provisions set forth in this Service Agreement shall prevail.
Commencement of Activities: 19Oct20
Effectiveness: 12 months
Type of project: Dedicated SQUAD

IN WITNESS WHEREOF, the Parties have executed this Agreement in two (2) counterparts, same in form and content, in the presence of the undersigned witnesses, through Docusign technology.
São Paulo, September 28, 2020.
PARTIES

PAGSEGURO INTERNET S.A
DocuSigned by: /s/ Ricardo Dutra	DocuSigned by: /s/ Renato Bertozzo Duarte
By:	By:
Title:	Title:

COMPASSO TECNOLOGIA LTDA.
DocuSigned by: /s/ Cleyton de Almeida Ferreira	DocuSigned by: /s/ Marcelo Ivaldo da Silva
By:	By:
Title:	Title:

Witnesses:

1.DocuSigned by: /s/ Jessika Caroline Milhomem Moreira	2. DocuSigned by: /s/ Cristina Ely
Name:	Name:
CPF No.:	CPF No.:

DocuSign Envelope ID: 3D6C665D-67C4-49CE-854F-43839916747E

PagSeguro – Commercial BU Planning
TECHNICAL | BUSINESS PROPOSAL
Irma Carvalho

PROPOSAL PS-20208026-V1 9/25/2020

INITIAL PROVISIONS
•All information herein about products, services, images, graphic layouts and intellectual content are owned by COMPASSO or by its relevant contractors. Copies are only permitted for the internal use of PagSeguro, and may not be used as source of information to third parties. All information provided to COMPASSO shall not be disclosed nor used in other projects, except as otherwise authorized in writing by both parties;
•The content hereof includes ideas and material owned by COMPASSO, and it must e solely used for the evaluation of such proposal;
•This material may not be accessed by persons who are not directly related to the client and to the evaluation of the proposal under discussion;
•The same terms are also to be applied for information obtained from meetings and documents received from and used by COMPASSO in order to create this proposal;
•No part hereof may be reproduced in other documents and/or presentations without the express and written authorization by COMPASSO.

BUSINESS PROPOSAL TEAM AND PROFILE

SCOPE COMPASSO DELIVERY CENTER ALLOCATION
•The scope of this proposal provides for the allocation of a squad of professionals with skills to develop software, working in an agile dynamic, as per the work model used by PagSeguro.
•Professionals who are members of the squad will be working on an exclusive basis (full-time).
•The allocation of the team is performed during working hours, from Monday to Friday.
•Deliveries made outside business hours, may be made upon agreement with the project’s Scrum Master/AM, who shall organize the team’s shift schedule, pursuant to the Brazilian Labor Laws (CLT);
•The period from 7 am to 7 pm (except holidays) is accounted by Compasso as regular working hour rate, within the ratecard described herein. Work outside those hours shall be consider overtime, as per the Brazilian Labor Laws (CLT) and provisions herein.
•The team allocated to this squad will be working in person at Compasso’s Delivery Centers in the Southern Region of Brazil.
•This team has a weekly work load of 44 hours.

SCOPE SQUAD STRUCTURE AND SIZE
•The squad will be assigned within 20 days as from the approval of the business proposal.
•The chart below shows the squad structure, which is considered as the monthly baseline:

FTEs	Profile
2	Senior Data Engineer
2	Data Engineer

INVESTMENT •Below please find the business proposal based on the profile of employees mapped to be part of the team proposed herein:
•

Employee Profile	# of Employees	Monthly gross rate per profile
Senior Data Engineer	2	[*****]
Data Engineer	2	[*****]
Monthly gross rate	4	[*****]
CONSIDERATIONS:
•The amounts are presented in Reais;
•All taxes are included in the above-mentioned rates, namely: taxes on services of any nature (ISSQN) (2%), social integration program (PIS) (0.65%), and contribution to social security financing (COFINS) (3%);
•The rates above take into account the assignment of the squad for 12 months, with automatic renewal. If PagSeguro ceases the activities, Compasso shall be notified with 30 days in advance.

[*****] Confidential information redacted

INVESTMENT DRILL-DOWN OVERTIME •We present below the rates for any overtime worked outside the baseline herein contracted:

Baseline						Amount of Additional Hour of Work
Employee Profile	# of Employees	Location	Hours/Month	Rate/hour	Monthly Investment (Baseline)	Stand-by	Overtime	Night shift from 10 p.m. to 6 a.m.	Night shift overtime
Senior Data Engineer	1	DC	176	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Data Engineer	1	DC	176	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
				Total	[*****]	% of Hourly Rate	Amount of Additional Hour of Work
						Stand-by	Overtime	Night shift from 10 p.m. to 6 a.m.	Night shift overtime
						[*****]	[*****]	[*****]	[*****]

[*****] Confidential information redacted

TRAVEL POLICY

Travel expense policy
Daily amount for meals in the Southeastern Region	[*****]
Hotel - 3 Star Executive Category
Air tickets - Cheapest ticket at the determined time
Insurance - For trips abroad
Commuting by land
Corporate taxi/Uber rate upon receipt
Intermunicipal bus when needed
Trips/Commuting during business hours
**In case of change to the daily meal amount in the Travel Expense Policy, it shall be notified to the Client by e-mail and formalized in an amendment hereto.
•Calculation is made after the trip
•Charge upon submission of report and approval by the Client
•Allocation of employees involving travel expenses shall always be previously aligned by e-mail authorizing the reallocation and acknowledging the associated expenses.

[*****] Confidential information redacted

BUSINESS CONDITIONS

•Billing related to the monthly baseline herein shall be performed under the CNPJ (corporate taxpayer number) of Compasso Tecnologia Ltda;
•Billing will be performed on a monthly basis, the Invoice will be issued by the 5th business day of the month, and the amount shall refer to the worked hours (and overtime) during the month before the issuance of the Invoice.
•Payment shall be due within 30 days as from the issuance of Invoice;
•Rates are for full-time allocation of the employees listed herein, working during business hours. Overtime is subject to the increases provided by the Brazilian Labor Law (CLT);
•The rates presented herein are effective for 12 months, and they shall be annually adjusted based on the IPCA accumulated for the period;
•Logistics expenses for the work of Compasso’s employees (assigned at Compasso’s Delivery Centers), at PagSeguro’s headquarters, shall be borne by the client and billed through an Invoice issued by Compasso Tecnologia LTDA, following all of Compasso’s Expense Policies;
•Ratification shall be performed through the execution of a service agreement linked to the master agreement between the parties;
•This proposal is effective for 30 days as from its date of issuance.